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                                                                     EXHIBIT 5.1

                  [Letterhead of Goodwin, Procter & Hoar  LLP]



                               December 16, 1997

Avalon Properties, Inc.
15 River Road
Wilton, Connecticut  06897

     Re:  Legality of $110,000,000 Aggregate Principal Amount of
          6 7/8% Notes due 2007 registered pursuant to Registration Statement on Form S-3 (File No. 333-22281)
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Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Avalon Properties, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), relating to an indeterminate amount of Debt Securities, Preferred Shares, Common Shares and Warrants (as such terms are defined in the Registration Statement, and collectively, the "Securities") authorized for issuance under the Company's Amended and Restated Articles of Incorporation, with an aggregate public offering price of up to $371,000,000 (including $21,000,000 of Securities registered pursuant to a post-effective amendment registered pursuant to Rule 462(b) promulgated under the Securities
Act). The Company has filed a Prospectus Supplement dated December 11, 1997 to the Prospectus dated March 5, 1997 contained in the Registration Statement with respect to the issuance and sale of $110,000,000 aggregate principal amount of its 6 7/8% Notes due 2007 (the "Notes").

     In connection with rendering this opinion, we have examined the Amended and Restated Articles of Incorporation of the Company, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Amended and Restated Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Indenture and the First Supplemental Indenture, each dated as of September 18, 1995, between the Company and Signet Trust Company, as trustee, and the Second Supplemental Indenture, dated as of December 16, 1997, between the Company and The Bank of New York, as successor trustee (collectively, the "Indenture"); and the Registration Statement and the Prospectus contained therein, the Prospectus Supplement and the exhibits to the Registration Statement.
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Avalon Properties, Inc.
December 16, 1997
Page 2

     The opinions expressed below are qualified to the extent that (i) the validity or enforceability of any provision of the Notes and the Indenture or any rights granted thereunder may be subject to or affected by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law relating to or affecting the rights of creditors generally, (ii) the remedy of specific performance or any other equitable remedy may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion, and (iii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, may applied in the exercise of judicial discretion in construing or enforcing the provisions of any instrument or document (regardless of whether enforcement is sought in a proceeding in equity or at law).

     We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts and the Maryland General Corporation Law.

     Based upon the foregoing, we are of the opinion that the Notes have been duly authorized, executed and delivered by the Company and, assuming the due authentication of the Notes in accordance with the terms of the Indenture, when delivered to and paid for by the several underwriters, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

     The foregoing assumes that all requisite steps will be taken to comply with applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the inclusion of this opinion as an exhibit to the Company's Current Report on Form 8-K, which is incorporated by reference into the Registration Statement.

                              Very truly yours,

                              /s/ Goodwin, Procter & Hoar  LLP

                              GOODWIN, PROCTER & HOAR  LLP